As filed with theSecurities and Exchange Commission on December 30, 2003.

                                                    Registration No. 333-______
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                         TRI CITY BANKSHARES CORPORATION
             (Exact name of registrant as specified in its charter)


       Wisconsin                                                  39-1158740
(State of Incorporation)                               I.R.S. Employer I.D. No.

                  6400 South 27th Street, Oak Creek, Wisconsin
                    (Address of Principal Executive Offices)

                                      53154
                                   (Zip Code)

                         TRI CITY BANKSHARES CORPORATION
                            2003 STOCK PURCHASE PLAN
                            (Full title of the plan)


                               Henry Karbiner, Jr.
                                    President
                         Tri City Bankshares Corporation
                             6400 South 27th Street
                           Oak Creek, Wisconsin 53154
                     (Name and address of agent for service)

                                  414-761-1610
          (Telephone number, including area code of agent for service)


                                 With a copy to:
                              Andrew J. Guzikowski
                          Whyte Hirschboeck Dudek S.C.
                              555 East Wells Street
                                   Suite 1900
                         Milwaukee, Wisconsin 53202-3819
                                 (414) 273-2100


                                           CALCULATION OF REGISTRATION FEE
                                                            Proposed maximum    Proposed maximum
                                          Amount to be       offering price        aggregate           Amount of
Title of Securities to be registered     registered (1)      per share (2)     offering price (2)   Registration Fee

Common Stock, par value $1.00 per        125,000 shares          $25.00              $25.00             $253.00
share

-------------------------------------

(1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933 (the "Securities Act"), this registration statement also covers an indeterminate number of shares of Common Stock pursuant to certain anti-dilution provisions contained in the plan described herein.

(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c), based on the bid price of the Common Stock ($25.00) obtained from an independent broker on December 29, 2003 (according to such independent broker, no "ask" price was available on such date). The actual offering price of the Common Stock will be determined in accordance with the terms of the plan.

         PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

The document(s) containing the information specified in Item 1 of Part I of Form S-8 will be sent or given to participating employees as specified in Rule 428(b)(1) and are not required to be filed as part of this Registration Statement.

Item 2.  Registrant Information and Employee Plan Annual Information

The document(s) containing the information specified in Item 2 of Part I of Form S-8 will be sent or given to participating employees as specified in Rule 428(b)(1) and are not required to be filed as part of this Registration Statement.

         PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents filed by the Registrant with the Securities Exchange Commission are incorporated herein by reference:

(a) The Registrant's annual report on Form 10-K for the fiscal year ended December 31, 2002.

(b) The Registrant's quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2003.

(c) The Registrant's quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2003.

(d) The Registrant's quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2003. The Registrant's current report on Form 8-K filed on April 18, 2003.

(e)      The Registrant's current report on Form 8-K filed on July 18, 2003.

(f)      The Registrant's current report on Form 8-K filed on August 20, 2003.

(g)      The Registrant's current report on Form 8-K filed on October 17, 2003.

(h) The Registrant's Definitive Proxy Statement and Proxy for 2003 on Form DEF 14A filed on April 30, 2003.

(i) The description of the Registrant's Common Stock contained in the registration statement filed pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") and all amendments thereto or reports filed for the purpose of updating such description.

(j) All reports and other documents subsequently filed by the Registrant or the Plan pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of the Securities

Not applicable; see Item 3, paragraph (i).

Item 5.  Interests of Named Experts and Counsel

Not applicable.

Item 6.  Indemnification of Directors and Officers

Section 180.0851 of the Wisconsin Business Corporation Law ("WBCL") requires a corporation to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding, if such person was a party to such proceeding because he or she was a director or officer of the corporation. In all other cases, a corporation is required to indemnify a director or officer against liability incurred by such person in a proceeding to which such person was a party because he or she was a director or officer of the corporation, unless liability was incurred because he or she breached or failed to perform a duty owed to the corporation and such breach or failure to perform constitutes:
(i) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. A corporation's articles of incorporation may limit its obligation to indemnify officers and directors under the mandatory indemnification provisions.

Section 810.0858 of the WBCL provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under the articles of incorporation or by-laws of the corporation, a written agreement between the director or officer and the corporation, or a resolution of the board of directors or the shareholders.

Unless otherwise provided in the corporation's articles of incorporation or by-laws, or by written agreement between the director or officer and the corporation, an officer or director seeking indemnification is entitled to indemnification if approved in any of the following manners as specified in
Section 180.0855 of the WBCL: (i) by majority vote of a disinterested quorum of the board of directors or committee consisting of disinterested directors; (ii) by independent legal counsel chosen by a majority vote of a disinterested quorum of the board of directors or a committee consisting of disinterested directors;
(iii) by a panel of three arbitrators (one of which is chosen by disinterested directors as described above); (iv) by the vote of the shareholders; (v) by a court; or (vi) by any other method permitted in Section 180.0858 of the WBCL.

Pursuant to Section 180.0853 of the WBCL, reasonable expenses incurred by a director or officer who is a party to a proceeding may be reimbursed by the corporation at such time as the director or officer furnishes to the corporation written affirmation of his or her good faith that he or she has not breached or failed to perform his or her duties and written confirmation to repay any amounts advanced if it is determined that indemnification by the corporation is not required.

Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses or insurance to the extent required or permitted under Sections 180.0850 to
180.0858 of the WBCL for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

Section 180.0857 of the WBCL permits the Company to purchase insurance on behalf of a director or officer of the corporation against liability incurred by such person in his or her capacity as a director or officer or arising from his or her status as a director or officer regardless of whether the corporation is required or authorized to indemnify or allow expenses to such person against the same liability under Sections 180.0851 to 180.0858 of the WBCL.

Under Section 180.0828 of the WBCL, a director of a corporation is not personally liable for breach of any duty resulting solely from his or her status as a director, unless it shall be proved that the director's conduct constituted conduct described in the first paragraph of this item.

As permitted by Sections 180.0855 through 180.0858 of the WBCL, the Registrant has adopted indemnification provisions in its By-Laws which closely track the statutory indemnification provisions with certain exceptions. In particular,
Article VII of the Registrant's By-Laws provides that indemnification rights will also extend to employees and certain agents of the Registrant, and that the propriety of indemnification is to be determined (i) by the majority vote of a quorum of the board of directors consisting of disinterested directors, or (ii) if such quorum cannot be obtained or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by a vote of the shareholders.

In accordance with Section 180.0857 of the WBCL, Article VII of the Registrant's by-laws allows the Registrant to purchase insurance for directors and officers. Through insurance, the officers and directors of the Registrant are insured against liability for acts or omissions related to the conduct of their duties. The insurance covers certain liabilities that may arise under the Securities Act of 1933, as amended (the "Securities Act").

Item 7.  Exemption from Registration Claimed

Not applicable.

Item 8.  Exhibits

See Exhibit Index which follows the signature pages of this registration statement.

Item 9.  Undertakings

         (a)   The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                     Statement:

                     (i)   To include any prospectus required by Section 10(a)
                           (3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
                     Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
               Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWERS OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Oak Creek, State of Wisconsin, on December 10, 2003.

                         TRI CITY BANKSHARES CORPORATION


                         By:      /s/  HENRY KARBINER, JR.
                                  --------------------------
                                  Henry Karbiner, Jr., President

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Henry Karbiner, Jr. and Andrew J. Guzikowski, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME & TITLE                                                          DATE


/s/  HENRY KARBINER, JR.
--------------------------------------------------------
Henry Karbiner, Jr.                                           December 10, 2003
Chairman of the Board and Chief Executive Officer
(Principal Executive Officer)

/s/  RONALD K. PUETZ
--------------------------------------------------------
Ronald K. Puetz, President, Executive Vice President and      December 10, 2003
Director


/s/  SCOTT A. WILSON
--------------------------------------------------------
Scott A. Wilson, Senior Vice President and Secretary and      December 10, 2003
Director


/s/  ROBERT W. ORTH
--------------------------------------------------------
Robert W. Orth, Senior Vice President and Director            December 10, 2003

/s/  THOMAS W. VIERTHALER
--------------------------------------------------------
Thomas W. Vierthaler, Vice President and Controller,          December 10, 2003
(Principal Accounting Officer)


/s/  FRANK J. BAUER
--------------------------------------------------------
Frank J. Bauer, Director                                      December 10, 2003


/s/  WILLIAM BERES
--------------------------------------------------------
William Beres, Director                                       December 10, 2003


/s/  SANFORD FEDDERLY
--------------------------------------------------------
Sanford Fedderly, Director                                    December 10, 2003


/s/  SCOTT D. GERARDIN
--------------------------------------------------------
Scott D. Gerardin, Director                                   December 10, 2003


/s/  WILLIAM GRAVITTER
--------------------------------------------------------
William Gravitter, Director                                   December 10, 2003


/s/  CHRIST KRANTZ
--------------------------------------------------------
Christ Krantz, Director                                       December 10, 2003


/s/  WILLIAM L. KOMISAR
--------------------------------------------------------
William L. Komisar, Director                                  December 10, 2003


/s/  AGATHA T. ULRICH
--------------------------------------------------------
Agatha T. Ulrich, Director                                    December 10, 2003


/s/  DAVID A. ULRICH, JR.
--------------------------------------------------------
David A. Ulrich, Jr., Director                                December 10, 2003


/s/  WILLIAM J. WERRY
--------------------------------------------------------
William J. Werry, Director                                    December 10, 2003

                                  EXHIBIT INDEX




 Exhibit                                            Incorporated by      Filed
   No.                Description                    Reference from    Herewith
 -------
   5       Opinion of Whyte Hirschboeck Dudek S.C.                        X
           as to the legality of the stock being
           registered.

  23.1     Consent of Ernst & Young                                       X

  23.2     Consent of Whyte Hirschboeck Dudek S.C.                        X(1)

  24       Power of Attorney                                              X(2)

  99       Tri City Bankshares Corporation 2003 Stock                     X
           Purchase Plan

  (1)      Included as part of Exhibit 5 of this Registration Statement.

  (2) Included as part of the signature page of this Registration Statement.

                                                                      Exhibit 5



                                                     December 30, 2003



Tri City Bankshares Corporation
6400 South 27th Street
Oak Creek, WI  53154


Ladies and Gentlemen:



         We have acted as counsel for Tri City Bankshares Corporation, a Wisconsin corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the proposed sale by the Company of up to 125,000 shares of the Company's common stock, $1.00 par value (the "Common Stock") pursuant to the Tri City Bankshares Corporation 2003 Stock Purchase Plan (the "Plan").

         In such capacity, we have examined, among other documents, the Articles of Incorporation of the Company, as amended, the Bylaws of the Company, as amended, and the Registration Statement to be filed on or shortly after the date of this letter covering the offering of the Company's Common Stock pursuant to the Plan.

         Based on the foregoing and such additional investigation as we have deemed necessary, it is our opinion that the shares of Common Stock to be offered under the Plan have been legally and validly authorized under the Articles of Incorporation of the Company and the laws of the State of Wisconsin. When issued and paid for in accordance with the description set forth in the Registration Statement and the Plan, the Common Stock will be legally issued, fully-paid and non assessable, except as set forth in Wisconsin Statutes Section 180.0622(2)(b) as interpreted.

         We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of said Act.



                                                     Very truly yours,



                          WHYTE HIRSCHBOECK DUDEK S.C.





                          By:      /s/  ANDREW J. GUZIKOWSKI
                                   --------------------------
                                   Andrew J. Guzikowski


                                                                   Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS



         We consent to the incorporation by reference of our report dated February 7, 2003 except for Note 21 as to which date is February 28, 2003, with respect to the consolidated financial statements of Tri City Bankshares Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2002, incorporated by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Tri City Bankshares Corporation 2003 Stock Purchase Plan, filed with the Securities and Exchange Commission



                                                     /s/ Ernst & Young LLP





Milwaukee, Wisconsin

December 22, 2003

                                                                     Exhibit 99

                         TRI CITY BANKSHARES CORPORATION

                            2003 STOCK PURCHASE PLAN

         The following is the 2003 Stock Purchase Plan of Tri City Bankshares Corporation, a Wisconsin corporation (the "Company"):

         1. PURPOSE. The purpose of this Tri City Bankshares Corporation 2003 Stock Purchase Plan (the "2003 SPP") is to aid the Company and its subsidiaries in obtaining and retaining key management personnel by providing them with an opportunity to acquire an ownership interest in the Company by purchasing the Company's common stock upon the terms and conditions set forth in this 2003 SPP.

         2. DEFINITIONS.

         (a) "Bank" means the Company's wholly owned banking subsidiary, Tri City National Bank.

         (b) "Board" means the Board of Directors of the Company.

         (c) "CEO" means the Company's president and Chief Executive Officer.

         (d) "Committee" means a committee consisting of the CEO and one or more other Officers appointed by the CEO to administer the 2003 SPP. The Committee shall report its actions to the Board.

         (e) "Director" means a duly-elected member of (i) the Board, or (ii) the board of directors of any Subsidiary.

         (f) "Minimum Purchase" means 100 shares (subject to adjustment as provided in Section 4).

         (g) "Officer" means any person in the full time employ of the Company, the Bank or any Subsidiary (i) with a title equivalent to Vice President or above, or (ii) who (A) has a lower officer title and has been employed by the Company, the Bank or any Subsidiary on a continuous basis for not less than ten
(10) years.

         (h) "Purchase Limit" means during any calendar year that number of Shares (rounded as provided in the last sentence of this paragraph) that can be purchased by a Director or Officer during any Offering made under this 2003 SPP for an aggregate Purchase Price equal to: (i) in the case of a Director who is not an Officer, one hundred percent (100%) of the directors' fees (including committee fees) paid or payable to such Director for service during the calendar year preceding the date of the purchase; (ii) in the case of an Officer, ten percent (10%) of the aggregate cash compensation paid or payable to such Officer for services rendered during the calendar year preceding the date of purchase. In all cases under clauses (i) and (ii) the Purchase Limit shall be rounded up to the next 50 whole Share increment.

         (i) "Purchase Price" means a price per Share equal to the most-recently established "Fair Market Value" of the Stock under the Company's Automatic Dividend Reinvestment Plan ("DRIP") as the DRIP may be amended from time to time, provided, that if at any time the DRIP is terminated, the Purchase Price shall be determined by the Board in the same manner as "Fair Market Value" would have been determined under the DRIP as it existed at the time of the termination of the DRIP.

         (j) "Shares" means shares of Stock.

         (k) "Stock" means the Company's Common Stock, par value $1.00 per share.

         (l) "Subsidiary" means the Bank and any other subsidiary of the Company or the Bank, whether existing on the date of the adoption of this 2003 SPP or organized or acquired thereafter.

         3. ELIGIBILITY. To be eligible to purchase Shares under this 2003 SPP the purchaser must be a Director or Officer of the Company on the date of purchase.

         4. SHARES AVAILABLE FOR SALE. The maximum number of Shares which may be sold by the Company under this 2003 SPP shall be One Hundred Twenty Five Thousand (125,000). In the event of any change in the outstanding shares of Stock that occurs after the adoption of this 2003 SPP by reason of a stock dividend or split, recapitalization, merger, consolidation, combination, spin-off, split-up, exchange of shares or other similar corporate change, the aggregate number of shares of Stock authorized for issuance under the Plan shall be automatically be deemed to be adjusted appropriately to reflect such change (and such adjustment shall also be made to the definition of "Minimum Purchase" in Section 2(f)). The shares to be issued under the Plan may consist, in whole or in part, of authorized but unissued Stock, not reserved for any other purpose; or Treasury Stock, not reserved for any other purpose.

         5. TERMINATION OF THE PLAN. This Plan shall terminate and no Shares may be offered for sale or sold hereunder after the earlier to occur of (i) the date upon which the maximum number of Shares which may be sold hereunder (as provided in Section 4) have been sold; or (ii) the sale of Shares in the third (3rd) Offering (as hereinafter defined) authorized hereunder has been completed (the "Termination Date"); provided, however, that the Board may, in its sole discretion, increase the maximum number of shares which may be sold and/or extend the Termination Date.

         6. MANNER OF MAKING OFFER; DISCLOSURE.

         (a) During the month of January of each year this 2003 SPP is in effect the Company shall conduct an "Offering" hereunder by delivering a written "Offer" to each Director and Officer who in response to an inquiry from the Committee has expressed interest in purchasing Shares hereunder stating: (i) that an Offer is being made pursuant to the Tri City Bankshares Corporation 2003 Stock Purchase Plan; (ii) the Purchase Limit applicable to such offeree; (iii) the Purchase Price at which such Shares may be purchased; and (iv) the Expiration Date of the Offer.

         (b) Each Offering shall commence promptly following the Board's establishment in January of the Fair Market Value under the DRIP for automatic reinvestment by shareholders of dividends payable in that month (or if the DRIP has been terminated, the Board's establishment of the "Purchase Price" as provided in Section 2(i)), and shall remain open until the "Expiration Date" as determined by the Committee, provided that the Expiration Date shall be not earlier than (i) three (3) business days after the Company publicly announces financial results for the Fiscal year ended on the next preceding December 31, and (ii) the record date established by the Board for the next payment of cash dividends to the Company's shareholders.

         (c) An Offer shall be accompanied by all of the following:

             (i) A copy of this 2003 SPP in its current form at the time the Offer is made;

             (ii) A blank Subscription Agreement in substantially the form of Exhibit A hereto to be completed by the offeree;

             (iii) A copy of the Company's most recent Annual Report to
                   Shareholders;

             (iv) A copy of the Company's most recent Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission and any Current Reports on Form 8-K filed by the Company since the end of the quarter for which such Quarterly Report was filed; and

             (v) Such other information as the Committee deems necessary or desirable to enable the offeree to make an informed investment decision with respect to the Shares or to make the information specified in (i) through (iv), above, not misleading; provided, that the Company shall not be required to furnish any information to an offeree under this subsection (c) which it has not or would not otherwise furnish to shareholders or the public in the ordinary course.

For so long as any Offering remains open, the Company shall provide all offerees with updated disclosures (including, without limitation, a copy of the Company's Current Report on Form 8-K filed to include a copy of the Statement of Condition issued by the Company to its shareholders) as is necessary from time to time to keep current the disclosures provided to the offeree in accordance with this Section; provided, that such updated disclosure need not be provided to any offeree who has notified the Company that he or she has no present intention to purchase Shares.

         (d) During the period from the date the Offer is made until certificates representing Shares purchased in such offering have been issued, the Company shall have the right to rescind the Offer or temporarily suspend the offeree's ability to purchase Shares under this 2003 SPP if, in the opinion of the Committee, the Company would either be prohibited by law from offering or selling its securities, or such offer or sale would cause the Company to become subject to any filing, registration, or disclosure requirement to which it was not subject at the time such Offering was commenced, or would result in a material risk of a violation of any applicable federal or state securities law. The Company shall provide written notice of such rescission or suspension to the offeree affected thereby, which notice may but need not provide any reason therefor.

         7. PURCHASE OF SHARES.

         The terms and conditions of the sale and purchase of Shares under this 2003 SPP are as follows:

         (a) To purchase offered Shares, a Director or Officer shall deliver to the Company on or prior to the Expiration Date, a completed and signed Irrevocable Subscription Agreement in the form of Exhibit A hereto accompanied by the aggregate Purchase Price for such Shares in full.

         (b) Any Director or Officer who is offered Shares under this 2003 SPP may elect to purchase fewer Shares than his or her Purchase Limit, provided that all purchases shall be made in an integral multiple of 50 Shares.

         (c) Notwithstanding the irrevocable nature of a Subscription Agreement hereunder, the Company shall be under no obligation to issue the Shares subscribed for unless and until the Company has both (i) accepted such Subscription Agreement and (ii) issued certificates for the Shares subscribed for.

         8. PURCHASE LIMIT NOT CUMULATIVE. A Director or Officer who elects to purchase fewer shares than the Purchase Limit applicable to him or her in any particular Offering shall not be entitled to any increase in his or her Purchase Limit in any subsequent Offering.

         9. INCIDENTS OF OWNERSHIP. Upon the issuance to a Director or Officer of certificates representing Shares purchased under this 2003 SPP, all incidents of ownership shall be enjoyed by the Director or Officer holding such Shares, including (without limitation) the right to receive the payment of dividends and voting rights ratably and on the same basis as all other stockholders. All certificates representing Shares purchased under this 2003 SPP shall be registered in the individual name of the Director or Officer purchasing such Shares. The date of the issuance of Certificates for Shares purchased hereunder in any particular Offering shall be not earlier than the Expiration Date of such Offering.

         10. TRANSFER RESTRICTIONS. The right to purchase Shares under this 2003 SPP is personal and requires that the offeree be a Director or Officer on the date of such purchase. A Director or Officer may not transfer all or any portion of his or her right to purchase Shares hereunder under this 2003 SPP or any interest therein.

         11. ADMINISTRATION AND AMENDMENT OF THIS 2003 SPP.

         (a) The Board may, from time to time, make such amendments, changes in and additions to this 2003 SPP as it may deem proper and may terminate this 2003 SPP at any time. If this 2003 SPP is terminated by the Board after any Director or Officer has tendered the Purchase Price for any Shares subscribed for but before certificates representing such Shares have been issued to him or her, such Purchase Price shall be returned to the Director or Officer in full.

         (b) This 2003 SPP shall be administered by the Committee.

         (c) The interpretation and construction of any provision of this 2003 SPP by the Committee shall be final and conclusive.

         (d) No member of the Board, the Committee, the CEO or any other officer, director or employee of the Company or any Subsidiary shall be liable for any action or determination made in good faith with respect to this 2003 SPP.

         This Tri City Bankshares Corporation 2003 Stock Purchase Plan was approved an adopted by the Board of Directors of Tri City Bankshares Corporation by resolution on December 10, 2003.



                                    /s/  SCOTT A. WILSON
                                    -----------------------------
                                    Secretary

                        Exhibit A to Stock Purchase Plan

                       IRREVOCABLE SUBSCRIPTION AGREEMENT

                         Tri City Bankshares Corporation
                      2003 Stock Purchase Plan ("2003 SPP")

     THE SECURITIES SUBSCRIBED FOR HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE DISCLOSURES CONTAINED IN THIS SUBSCRIPTION AGREEMENT OR THE APPENDICES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE SECURITIES SUBSCRIBED FOR ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION.

     AN INVESTMENT IN THE SECURITIES SUBSCRIBED FOR INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BELOW.

Subscriber Name:            __________________________________ ("Subscriber")
                                                                 ----------
Number of Shares
Subscribed For:
                            ____________________   The Number of Shares
                                                   Subscribed for (i) must be
                                                   an integral multiple of
                                                   fifty (50) Shares; and (ii)
                                                   may not exceed the Purchase
                                                   Limit applicable to
                                                   Subscribed under the 2003
                                                   SPP
Purchase Price Per Share:

                            $-------------------
Aggregate Purchase Price:

                            $-------------------
         The undersigned Subscriber hereby subscribes for and offers to purchase that number of shares set forth above opposite "Number of Shares Subscribed For" of the $1.00 par value common stock ("Shares") of Tri City Bankshares Corporation, a Wisconsin corporation ("Company") for the Purchase Price Per Share set forth above. The Aggregate Purchase Price set forth above is tendered herewith. This purchase is being made pursuant to the Tri City Bankshares Corporation 2003 Stock Purchase Plan (the "2003 SPP").



         AS AN INDUCEMENT to the Company to accept this Subscription Agreement, Subscriber represents, warrants, covenants, and agrees that:

         1. Information Provided. Subscriber has received and carefully reviewed a copy of the 2003 SPP together with all of the materials described in Section 6 of the 2003 SPP ("Disclosure Materials"). In subscribing for the Shares, Subscriber is relying solely upon the foregoing and upon Subscriber's (and Subscriber's independent advisors') independent investigation of the Company, and has not relied upon any other offering materials or representations, written or oral.

         2. Risk Factors. Subscriber has been informed and is aware of the Risk Factors appearing below.

                                  RISK FACTORS

     THE SHARES OF COMPANY COMMON STOCK ARE THINLY TRADED AND AN INVESTMENT IN THE SHARES SUBSCRIBED FOR INVOLVES VARIOUS RISKS, INCLUDING, WITHOUT
     LIMITATION: (1) THE RISK THAT THE VALUE OF THE SHARES SUBSCRIBED FOR MAY DECLINE; AND (2) THE RISK THAT SUBSCRIBER MAY BE UNABLE TO LIQUIDATE HIS OR HER INVESTMENT AT A TIME WHEN IT BECOMES NECESSARY OR DESIRABLE TO DO SO.

     THE COMPANY IS SUBJECT TO VARIOUS RISKS IN THE OPERATION OF ITS BUSINESS, WHICH RISKS ARE DESCRIBED UNDER THE CAPTION "CAUTIONARY STATEMENTS RELATING TO FORWARD-LOOKING INFORMATION AND RISK FACTORS" IN EXHIBIT 99.2 TO THE COMPANY'S MOST RECENT ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND IN ANY FILING WITH THE SECURITIES AND EXCHANGE COMMISSION MADE BY THE COMPANY SUBSEQUENT TO THE FILING OF SUCH ANNUAL REPORT.

     THE PRICE AT WHICH THE SHARES ARE SUBSCRIBED FOR IS EQUAL TO THE "FAIR MARKET VALUE" OF THE SHARES AS DETERMINED UNDER THE COMPANY'S AUTOMATIC DIVIDEND REINVESTMENT PLAN AND MAY NOT NECESSARILY REFLECT THE PRICE AT WHICH SHARES COULD BE PURCHASED IN OPEN-MARKET TRANSACTIONS OR PRIVATELY EITHER AT THE TIME THE OFFER WAS MADE TO SUBSCRIBER OR AT THE TIME THAT THE SHARES ARE ISSUED TO SUBSCRIBER, WHICH OPEN-MARKET OR PRIVATE TRANSACTION PRICE MAY BE HIGHER OR LOWER THAN THE PRICE AT WHICH SHARES ARE SUBSCRIBED FOR HEREBY.

     THIS SUBSCRIPTION AGREEMENT IS IRREVOCABLE AND THE ISSUANCE OF THE SHARES TO SUBSCRIBER IS CONDITIONED ONLY UPON THE COMPANY'S ACCEPTANCE HEREOF.

     THE COMPANY MAY TERMINATE THE 2003 SPP AT ANY TIME, INCLUDING PRIOR TO ITS ISSUANCE OF THE SHARES SUBSCRIBED FOR, IN WHICH EVENT THE SUBSCRIBER WILL HAVE ONLY THE RIGHT TO RECEIVE A REFUND OF THE SUBSCRIPTION PRICE AND NO RIGHT OR ENTITLEMENT TO HAVE THE SHARES ISSUED TO HIM OR HER.

       3. SUBSCRIBER IS FINANCIALLY ABLE TO ACCEPT RISKS OF INVESTMENT. Subscriber is financially able to accept the risks associated with an investment in the Shares and is able to bear the risks of the investment, including the risk of lack of liquidity and the risk of potential decline in value of Subscriber's investment.

       4. SUBSCRIBER HAS SUFFICIENT KNOWLEDGE AND EXPERIENCE. Subscriber has sufficient knowledge and experience in financial and business matters to be fully aware of and evaluate the merits and risks of this investment. Subscriber has reviewed and understands the material aspects of an investment in the Shares with such advice from qualified sources, such as attorneys, accountants, or tax advisers, as Subscriber has deemed necessary or advisable.

       5. RIGHT AND AUTHORITY TO SUBSCRIBE FOR AND OWN SHARES; NO UNDUE INFLUENCE. Subscriber meets the eligibility requirements of
                Section 3 of the 2003 SPP, and has full right and authority to execute, deliver and perform this Agreement and to acquire and own the Shares. Subscriber is not an incompetent or spendthrift, and is not under any undue influence, or any influence which would impair Subscriber's judgment in any manner.

       6. SURVIVAL OF PROVISIONS. All covenants, agreements, representations and warranties made in this Agreement shall survive the delivery of the Shares being purchased hereunder to Subscriber and the payment for the Shares and, notwithstanding any prior or subsequent investigation made by the Company or Subscriber or on the Company's or Subscriber's behalf, shall continue in full force and effect. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements in this Agreement contained by or on behalf of the Company, or by or on behalf of Subscriber, shall bind and inure to the benefit of the successors and assigns of such parties.

       7. NO INSIDE INFORMATION. Subscriber is not aware of any material information about the financial condition, business or prospects of the Company or any Subsidiary which is not set forth in the materials delivered to Subscriber in connection with the Offer.

       8. NO EMPLOYMENT CONTRACT. Subscriber acknowledges and agrees that neither the offer of shares to him or her pursuant to the 2003 SPP, nor the execution, delivery, or acceptance of this Subscription Agreement or the sale and delivery of the Shares subscribed for to Subscriber shall in any way constitute an offer of employment, employment contract, or continued employment between Subscriber and the Company or any Subsidiary.

       9. COMPLIANCE WITH LAWS. Subscriber agrees to comply with any legal requirement applicable to him or her in connection with his or her purchase of the Shares and any subsequent disposition of such Shares including, without limitation (i) any requirement applicable to Subscriber to file a report of beneficial ownership under Section 16 of the Securities and Exchange Act of 1934, as amended, and the regulations of the Securities and Exchange Commission thereunder, including the requirement that the Subscriber pay over to the Company any profits made (or loss avoided) pursuant to Section 16; (ii) any requirement applicable to Subscriber to file a notice of intent to dispose of all or any of such Shares on Form 144 prescribed under Rule 144 under the Securities Act of 1933; and (iii) any new or different reporting requirement that may be imposed by the securities laws in general.

       10. CHOICE OF LAW. This Subscription Agreement shall be construed and enforced in accordance with the internal laws of the State of Wisconsin. This Agreement cannot be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought, notwithstanding any course of dealings, oral representations, or reliance to the contrary.

         This Subscription Agreement has been executed by Subscriber and initialed on each page by Subscriber and delivered in duplicate on the date set forth below. Upon its acceptance by the Company, this Subscription Agreement will become binding and one copy will be given or sent to Subscriber.

The foregoing is acknowledged and agreed to as of the following date: ________.



                 Subscriber's Signature:     __________________________________
                     Print or Type Name:     __________________________________





                                   ACCEPTANCE



         The foregoing is hereby accepted by Tri City Bankshares Corporation as of the date indicated below.



                                  TRI CITY BANKSHARES CORPORATION,
                                  a Wisconsin corporation

                                  By:       ______________________________
                                  Date      ______________________________